Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2024 RESULTS
AND PROVIDES 2025 OUTLOOK

PLYMOUTH MEETING, Pa. – February 25, 2025 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the fourth quarter and fiscal year ended December 31, 2024.

Full Year 2024 Results and Highlights
All comparisons are to the year ended December 31, 2023.
•Net revenue was $3,261.0 million compared to $3,200.2 million, an increase of 1.9%.
•Net income attributable to AdaptHealth Corp. was $90.4 million compared to a net loss attributable to AdaptHealth Corp. of $678.9 million.
•Adjusted EBITDA was $688.7 million compared to $670.8 million, an increase of 2.7%.
•Cash flow from operations was $541.8 million, an increase from $480.7 million, and free cash flow was $235.8 million, an increase from $143.2 million.
•In the fourth quarter, the Company reached a definitive agreement to sell certain incontinence assets in its Wellness at Home segment to a third party.
Fourth Quarter 2024 Results and Highlights
All comparisons are to the quarter ended December 31, 2023.
•Net revenue was $856.6 million compared to $858.2 million, a decrease of 0.2%.
•Net income attributable to AdaptHealth Corp. was $50.3 million compared to a net loss attributable to AdaptHealth Corp. of $254.5 million.
•Adjusted EBITDA was $200.6 million compared to $204.6 million, a decrease of 2.0%.
•Cash flow from operations was $150.4 million, a decrease from $155.3 million, and free cash flow was $73.1 million, an increase from $66.6 million.
Guidance for Fiscal Year 2025
The Company is providing its financial guidance for fiscal year 2025, as follows:
•Net revenue of $3.22 billion to $3.36 billion;
•Adjusted EBITDA of $670 million to $710 million;
•Free cash flow of $180 million to $220 million
Management Commentary

“Over the course of the second half of 2024, we continued to make progress on our five areas of focus, which include our One Adapt initiative, accelerating the application of AI and automation, increasing our clinical relevance, delivering organic growth, and strengthening our balance sheet,” said Suzanne Foster, Chief Executive Officer of AdaptHealth. “The progress we have made helped drive our solid fourth quarter results and, more importantly, is strengthening our foundation for long-term success and growth.”

Conference Call

Management will host a teleconference today, Tuesday, February 25, 2025, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:

•(800) 245-3047 (Domestic) or
•(203) 518-9765 (International)

When prompted, reference Conference ID: AHCO4Q24

To access the Webcast please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/

Following the live call, a replay will be available for six months on the Company’s website, www.adapthealth.com, under “Investor Relations.”

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 660 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the

Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$109,747	$77,132
Accounts receivable	408,019	388,910
Inventory	139,842	113,642
Prepaid and other current assets	45,432	69,338
Assets held for sale	52,748	—
Total current assets	755,788	649,022
Equipment and other fixed assets, net	474,556	495,101
Operating lease right-of-use assets	105,999	110,465
Finance lease right-of-use assets	37,801	31,962
Goodwill	2,675,166	2,724,958
Identifiable intangible assets, net	105,548	130,160
Deferred tax assets	314,505	345,854
Other assets	17,584	21,128
Total Assets	$4,486,947	$4,508,650
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$437,985	$391,994
Current portion of long-term debt	16,250	53,368
Current portion of operating lease obligations	29,945	29,270
Current portion of finance lease obligations	14,315	9,122
Contract liabilities	34,944	38,570
Warrant liability	—	4,021
Other liabilities	26,505	10,654
Liabilities held for sale	7,043	—
Total current liabilities	566,987	536,999
Long-term debt, less current portion	1,964,921	2,094,614
Operating lease obligations, less current portion	80,275	85,529
Finance lease obligations, less current portion	24,630	22,746
Other long-term liabilities	272,016	302,093
Total Liabilities	2,908,829	3,041,981
Total Stockholders' Equity	1,578,118	1,466,669
Total Liabilities and Stockholders' Equity	$4,486,947	$4,508,650

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve months ended
(in thousands, except per share data)	December 31,		December 31,
	2024	2023	2024	2023
Net revenue	$856,645	$858,234	$3,260,975	$3,200,177
Costs and expenses:
Cost of net revenue	664,435	656,905	2,579,882	2,576,110
General and administrative expenses	83,521	88,721	359,238	334,594
Depreciation and amortization, excluding patient equipment depreciation	11,022	11,491	45,045	57,087
Goodwill impairment	—	318,921	13,078	830,787
Total costs and expenses	758,978	1,076,038	2,997,243	3,798,578
Operating income (loss)	97,667	(217,804)	263,732	(598,401)
Interest expense, net	29,729	33,486	126,668	130,299
Loss on extinguishment of debt	—	—	2,273	—
Change in fair value of warrant liability	(2,221)	(2,596)	(4,021)	(34,482)
Other (income) loss, net	(552)	22,992	2,793	29,566
Income (loss) before income taxes	70,711	(271,686)	136,019	(723,784)
Income tax expense (benefit)	19,308	(18,111)	41,239	(49,004)
Net income (loss)	51,403	(253,575)	94,780	(674,780)
Income attributable to noncontrolling interest	1,141	928	4,358	4,115
Net income (loss) attributable to AdaptHealth Corp.	$50,262	$(254,503)	$90,422	$(678,895)

Weighted average common shares outstanding - basic	134,575	132,990	133,756	134,156
Weighted average common shares outstanding - diluted	136,534	132,990	135,531	134,418

Basic net income (loss) per share	$0.34	$(1.91)	$0.62	$(5.06)
Diluted net income (loss) per share	$0.34	$(1.91)	$0.61	$(5.31)

ADAPTHEALTH CORP.
 Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$94,780	$(674,780)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	365,334	382,783
Goodwill impairment	13,078	830,787
Equity-based compensation	14,880	22,468
Change in fair value of warrant liability	(4,021)	(34,482)
Reduction in the carrying amount of operating lease right-of-use assets	32,848	31,873
Reduction in the carrying amount of finance lease right-of-use assets	11,100	5,938
Deferred income tax expense (benefit)	32,049	(62,595)
Change in fair value of interest rate swaps, net of reclassification adjustment	(367)	(1,801)
Amortization of deferred financing costs	5,666	5,234
Loss on extinguishment of debt	2,273	—
Payment of contingent consideration from an acquisition	(1,850)	—
Other	2,128	350
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(26,217)	(28,862)
Inventory	(28,065)	15,531
Prepaid and other assets	27,325	(20,305)
Operating lease obligations	(32,934)	(32,428)
Operating liabilities	33,832	40,955
Net cash provided by operating activities	541,839	480,666
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(306,055)	(337,463)
Payments for business acquisitions, net of cash acquired	(9,536)	(19,687)
Proceeds from the sale of assets	5,316	—
Payments for cost method investments	—	(128)
Net cash used in investing activities	(310,275)	(357,278)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	253,477	50,000
Repayments on long-term debt and lines of credit	(423,477)	(95,000)
Repayments of finance lease obligations	(9,865)	(6,769)
Payments for shares purchased under share repurchase program	—	(29,275)
Payments for tax withholdings from restricted stock vestings and stock option exercises	(2,066)	(5,843)
Payments of contingent consideration and deferred purchase price from acquisitions	(5,298)	(2,535)
Payments relating to the Tax Receivable Agreement	(1,432)	(3,224)
Payments of debt financing costs	(6,429)	—
Distributions to noncontrolling interests	(5,600)	(2,500)
Proceeds from the exercise of stock options	742	587
Proceeds received in connection with employee stock purchase plan	999	2,031
Net cash used in financing activities	(198,949)	(92,528)
Net increase in cash	32,615	30,860

ADAPTHEALTH CORP.

Cash at beginning of period	77,132	46,272
Cash at end of period	$109,747	$77,132
Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and twelve months ended December 31, 2024 and 2023.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, loss on extinguishment of debt, litigation settlement expense, and certain other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Corp., to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income (loss) attributable to AdaptHealth Corp.	$50,262	5.9%	$(254,503)	(29.7)%
Income attributable to noncontrolling interest	1,141	0.1%	928	0.1%
Interest expense, net	29,729	3.5%	33,486	3.9%
Income tax expense (benefit)	19,308	2.3%	(18,111)	(2.1)%
Depreciation and amortization, including patient equipment depreciation	90,537	10.6%	92,364	10.8%
EBITDA	190,977	22.4%	(145,836)	(17.0)%
Equity-based compensation expense (a)	4,266	0.5%	5,184	0.6%
Change in fair value of warrant liability (b)	(2,221)	(0.3)%	(2,596)	(0.3)%
Goodwill impairment (c)	—	—%	318,921	37.2%
Litigation settlement expense (d)	—	—%	25,140	2.9%
Other non-recurring expenses, net (e)	7,578	0.8%	3,806	0.4%
Adjusted EBITDA	$200,600	23.4%	$204,619	23.8%
Adjusted EBITDA Margin		23.4%		23.8%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents non-cash gains for the changes in the estimated fair value of the warrant liability. The warrants expired on November 8, 2024.
(c)	The 2023 period includes non-cash goodwill impairment charges as a result of the fair value of the Company’s reporting unit at that time being less than it's carrying value.
(d)	The 2023 period includes a charge relating to a previously disclosed securities class action lawsuit, net of contributions from the Company’s insurers.
(e)
The 2024 period consists of $4.2 million of consulting expenses associated with systems implementation activities, $1.6 million of consulting expenses associated with asset dispositions, $1.0 million of expenses associated with litigation, $0.5 million of severance charges, and $0.3 million of other non-recurring expenses. The 2023 period consists of $1.7 million of consulting expenses associated with systems implementation activities, $1.4 million of expenses associated with litigation, $0.8 million of severance charges, $0.6 million of lease termination costs associated with a cost management program, $0.3 million of transaction costs, and $1.5 million of other non-recurring expenses, offset by income of $2.5 million related to changes in AdaptHealth's estimated liability related to its Tax Receivable Agreement.

The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Corp., to EBITDA and Adjusted EBITDA, and the reconciliation of net income (loss) attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the twelve months ended December 31, 2024 and 2023:

	Twelve Months Ended December 31,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income (loss) attributable to AdaptHealth Corp.	$90,422	2.8%	$(678,895)	(21.2)%
Income attributable to noncontrolling interest	4,358	0.1%	4,115	0.1%
Interest expense, net	126,668	3.9%	130,299	4.1%
Income tax expense (benefit)	41,239	1.3%	(49,004)	(1.5)%
Depreciation and amortization, including patient equipment depreciation	365,334	11.1%	382,783	12.0%
EBITDA	628,021	19.2%	(210,702)	(6.5)%
Equity-based compensation expense (a)	14,880	0.5%	22,468	0.7%
Change in fair value of warrant liability (b)	(4,021)	(0.1)%	(34,482)	(1.1)%
Goodwill impairment (c)	13,078	0.4%	830,787	26.0%
Loss on extinguishment of debt (d)	2,273	0.1%	—	—%
Litigation settlement expense (e)	3,338	0.1%	25,140	0.8%
Other non-recurring expenses, net (f)	31,088	0.9%	37,584	1.1%
Adjusted EBITDA	$688,657	21.1%	$670,795	21.0%
Adjusted EBITDA Margin		21.1%		21.0%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents non-cash gains for the changes in the estimated fair value of the warrant liability. The warrants expired on November 8, 2024.
(c)	The 2024 period includes non-cash goodwill impairment charges relating to the disposition of certain immaterial custom rehab technology assets. The 2023 period includes non-cash goodwill impairment charges as a result of the fair value of the Company’s reporting unit at that time being less than it's carrying value.
(d)	Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)
The 2024 period includes a $2.4 million charge for the change in fair value of the shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities class action lawsuit, as well as an expense of $0.9 million to settle a shareholder derivative complaint. The 2023 period includes a charge relating to a previously disclosed securities class action lawsuit, net of contributions from the Company’s insurers.

(f)
The 2024 period consists of $13.9 million of consulting expenses associated with systems implementation activities, $4.5 million of consulting expenses associated with asset dispositions, $4.2 million of expenses associated with litigation, $3.9 million of severance charges (primarily related to the separation of the Company's former President), $2.7 million write-down of assets, and $1.9 million of other non-recurring expenses. The 2023 period consists of $13.9 million of expenses associated with litigation, $7.1 million of severance charges (of which $2.9 million relates to the separation of the Company's former CEO), $5.6 million of consulting expenses associated with systems implementation activities, $5.2 million of consulting expenses associated with cost savings initiatives, $4.8 million of lease termination costs associated with a cost management program, $1.0 million of transaction costs and expenses related to integration efforts related to acquisitions, $0.9 million of net impairments of operating lease right-of-use assets as a result of vacating the leased facilities, and $1.6 million of other non-recurring expenses, offset by income of $2.5 million related to changes in AdaptHealth's estimated liability related to its Tax Receivable Agreement.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three and twelve months ended December 31, 2024 and 2023.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)
Net cash provided by operating activities	$150,415	$155,266	$541,839	$480,666
Purchases of equipment and other fixed assets	(77,336)	(88,647)	(306,055)	(337,463)
Free cash flow	$73,079	$66,619	$235,784	$143,203

Contacts

AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery
Senior Vice President, Investor Relations
IR@adapthealth.com